Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (OrthoLogic Corp. changed its name to Capstone Therapeutics Corp. on May 21, 2010):

(1) Registration Statement (Form S-8 No. 333-134980) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan
(2) Registration Statement (Form S-8 No. 333-123086) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(3) Registration Statement (Form S-8 No. 333-87334) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(4) Registration Statement (Form S-8 No. 033-79010) pertaining to OrthoLogic Corp.’s Stock Option Plan
(5) Registration Statement (Form S-8 No. 333-01268) pertaining to OrthoLogic Corp.’s Stock Option Plan
(6) Registration Statement (Form S-8 No. 333-35507) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(7) Registration Statement (Form S-8 No. 333-09785) pertaining to OrthoLogic Corp.’s Stock Option Plan
(8) Registration Statement (Form S-8 No. 333-159238) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan of our report dated March 29, 2011with respect to the financial statements of Capstone Therapeutics Corp. (a development stage company) included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 29, 2011